EXHIBIT 10.4b

ZALE CORPORATION
2003 STOCK INCENTIVE PLAN
INCENTIVE STOCK OPTION
PLAN AGREEMENT

Social Security Number

Participant	Grant Date	Number of Options	Option Exercise Price

Grant	Zale Corporation (the “Company”), on behalf of Zale Delaware, Inc., its wholly-owned subsidiary, hereby grants to the Participant named above, as of the grant date above, the above number of Incentive Stock Options to purchase common stock of the Company (“Company Stock”) at the above option exercise price subject to the terms and conditions set forth in this Plan Agreement and in the Zale Corporation 2003 Stock Incentive Plan
(the “Plan”).

Vesting	Each Option shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant.

Expiration	No Option shall be exercisable more than 10 years after the date of grant.

Exercise	An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000.

An Option shall be exercised by delivering notice to Zale Corporation
Investor Relations, MS 6B-3, P.O. Box 152777, Irving, Texas 75015-2777 no
less than one business day in advance of the effective date of the proposed exercise (Please call Investor Relations for the proper form).
Such notice shall be accompanied by this Plan Agreement, and may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.
Payment for shares of Company Stock purchased upon the exercise of an
Option shall be made on the effective date of such exercise by cash, certified check, bank cashier’s check or wire transfer.

Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant, or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

Termination	Other than Cause, Disability or Death — In the event that the employment of a Participant with Zale Delaware, Inc. shall terminate for any reason other than Cause, Disability or death (i) Options granted to such
Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described above shall be extended to one year in the event of the Participant’s death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

Disability or Death — In the event that the employment of a Participant with Zale Delaware, Inc. shall terminate on account of the Disability or death of the Participant (i) Options granted to such Participant, to the extent they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such
Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

Cause — In the event of the termination of a Participant’s employment with Zale Delaware, Inc. for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

Miscellaneous	Upon the occurrence of a Change in Control, each Option granted under the
Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan.

Disqualifying Dispositions	Each Participant shall notify the Company of any dispositions of shares of stock purchased under an Incentive Stock Option if such disposition occurs within one year of the exercise date. Such notice shall be provided within 10 Days of such disposition, and shall be addressed to the attention of Zale Corporation Investor Relations, MS 6B-3, P.O. Box
152777, Irving, Texas 75015-2777.

Zale Corporation

Authorized Officer

I hereby agree to be bound by all the terms and
Conditions of this Plan Agreement and the Plan.

Participant
Date: